Exhibit 10.7

Form of OEM Cooperation Agreement

Agreement Number: 【】

This OEM Cooperation Agreement (this “Agreement”) is entered into on 【 】 by and between the following Parties:

Party A:

Add.:

Tel:

Fax:

Party B: Rider Sports Fashion Limited

Add.: Room 507, Unit 3, No.69 Beichen West Road, Chaoyang District, Beijing

Tel: +86-10-5877 2070

Fax: +86-10-5877 3378

Whereas,

1. Party A and Party B are both focusing on designing, manufacturing and selling cycling apparel and other related products;

2. Both Parties agree that Party A shall sell the products by OEM. Meanwhile, Party B shall manufacture and provide the products by OEM. The brand of the products are designated and authorized by Party A.

THEREFORE, the Parties, through amicable negotiation, agree as follows:

Article 1 Definition and Interpretations.

Unless otherwise indicated in the context, in this Agreement, the following terms shall be interpreted as follows.

1. “Products” means all the products related to rider sports apparel which are designed, manufactured and provided by Party B, as required by Party A.

2. “OEM” means a cooperation model, under which, as required by Party A, Party B shall manufacture and provide products (whose brand is designated and authorized by Party A) to Party B.

3. “OEM Order” means an order from Party A to Party B set forth in email, which contains purchase details, including but not limited to name of the products, size quantities, price and total amount.

Article 2 Trademark

1. Party A grants Party B the right to use Party A’s trademarks on the products.

2. Party B shall use the trademark provided by Party A in the scope and ways approved by both parties. Party B shall not violate Party A’s legal rights on its trademarks.

3. Party A represents and warrants that the trademarks do not infringe any admissible intellectual property right of any third party. Otherwise, Party A shall indemnify Party B’s loss and damage resulting from such infringement (including but not limited to direct economic losses and attorney fee).

4. Party A shall provide Party B with the corresponding trademark documents and other relevant design. The cost of printing the trademark on the Products shall be assumed by Party B.

Article 3 Quality Standards of the products

1. In order to ensure the product quality, both parties agree that Party B shall manufacture one sample after the order is confirmed by both parties. Upon Party A’s confirmation about the appearance and quality of the sample, Party B shall conduct batch production in accordance with samples’ quality and appearance.

2. Party B hereby represents and warrants that if its products fail to meet Party A’s requirements, Party B shall offer Party A discounts or reproduce the products, the related costs herein shall be assumed by Party B.

2 / 8

Article 4 Both Parties’ Rights and Obligations

1. Party A represents and warrants that it shall not disclose relevant technical materials of Party B to a third party. In case of violation by Party A, Party B shall have the right to terminate this Agreement immediately after giving written notice to Party A, and Party A shall indemnify Party B’s loss and damage result from such violation.

2. Party A further represents and warrants that it will not counterfeit the Products. In case of violation by Party A, Party B shall have the right to terminate this Agreement immediately after giving written notice to Party A, and Party A shall indemnify Party B’s loss and damage result from such violation.

3. Party B represents and warrants that it shall not directly or indirectly contact with Party A’s customer or sell products directly or indirectly to Party A’s customer, except for the approval of Party A.

Article 5 Intellectual Property.

The Intellectual Property in connection with the Products produced and manufactured by Party B in accordance with this agreement belongs to Party A. Any infringement on the third parties’ Intellectual Property Rights and the expenses resulting from such infringement shall be assumed by Party A.

Article 6 Order

1. Party A shall send every order to Party B through email. The email shall include the product name, size, price, quantity, shipment, insurance, payment, inspection and so on.

2. The Parties may confirm product design and pattern by negotiation through email. If the product shall be designed by Party B, then Party A shall pay Party B the design fee, the exact amount of which shall be negotiated by both parties.

3. Party B shall accept or refuse or request to changes on order within 5 working days through email.

4. Once Party B accepts the purchase order, Party A shall not change or cancel it without the written approval of Party B.

3 / 8

Article 7 Effectiveness and Termination

1. This Agreement takes effect as of the date when it is signed by the Parties. The term of this Agreement is one (1) year unless otherwise agreed by both parties or early termination occurs in accordance with Article 7.2 under this Agreement. This Agreement shall be extended upon both parties’ written confirmation prior to the expiration of this Agreement and the extended term shall be determined by both parties.

2. Unless provided otherwise herein, any party is entitled to exercise immediate early termination of this Agreement by sending a written notice should any of the following events were to occur:

a) one party breaches this Agreement, and within thirty (30) days after the other party sends out the written notice, fails to rectify its breach, take sufficient, effective and timely measures to eliminate the effects of breach, and compensate the other party for any losses incurred by the breach.

b) one party is bankrupt or is subject to any liquidation procedure and such procedure is not revoked within seven (7) days; and

c) due to any event of Force Majeure, one party ’s failure to perform this Agreement lasts for over twenty (20) days.

Article 8 Force Majeure

1.“Force Majeure” shall mean events beyond the reasonable control of the Parties that are unforeseeable or foreseeable but unavoidable, which cause obstruction in, impact on or delay in either Party’s performance of part or all of its obligations in accordance with this Agreement, including without limitation, government acts, natural disasters, wars, hacker attacks or any other similar events.

2. The Party affected by Force Majeure may suspend the performance of relevant obligations hereunder that cannot be performed due to Force Majeure until the effects of Force Majeure are eliminated, without having to assume any liability for breach of contract, provided however that, such Party shall endeavor to overcome such events and reduce the negative effects to the best of its abilities.

4 / 8

3. The Party affected by Force Majeure shall provide the other Party with valid certificate documents verifying the occurrence of Force Majeure events, which documents shall be issued by the notary office where the events occur (or other appropriate agencies). In case the Party affected by Force Majeure cannot provide such certificate documents, the other Party may request such certificate documents in order to assume the liability for breach of contract in accordance with this Agreement.

Article 9 Confidentiality

1. Either Party shall keep confidential any confidential material and information of the other Party known or accessed due to the execution or performance of this Agreement (the “Confidential Information”). Without the other Party’s written consent, neither Party shall disclose, give or transfer such Confidential Information to any third parties.

2. If requested by either Party, the other Party shall return, destroy, or otherwise dispose of all of the documents, materials, or software that contain any Confidential Information as requested, and stop using the Confidential Information.

3. The Parties’ obligations under this Article shall survive the termination of this Agreement. Either Party shall still comply with the confidentiality terms of this Agreement and fulfill the confidentiality obligations as promised, unless the other Party gives consent to the release of such obligations or as a matter of fact, violation of the confidentiality terms herein will not cause damage of any form to the other Party.

Article 10 Liability for Breach of Contract

1. Either Party’s direct or indirect violation of any provisions herein or failure in assuming or untimely or insufficient assumption of any of its obligations hereunder shall constitute a breach of contract. The non-default Party (the “Non-default Party”) is entitled to send to the default Party (the “Default Party”) a written notice, requesting the Breaching Party to rectify its breach, take sufficient, effective and timely measures to eliminate the effects of breach, and compensate the Non-Breaching Party for any losses incurred by the breach.

5 / 8

2. After the occurrence of breach, and in the event that such a breach has made it impossible or unfair for the Non-Breaching Party to perform its corresponding obligations hereunder based on the Non-Breaching Party’s reasonable and objective judgments, the Non-Breaching Party is entitled to send to the Breaching Party a written notice of its temporary suspension of performance of corresponding obligations hereunder, until the Breaching Party stops the breach, takes sufficient, effective and timely measures to eliminate the effects of breach, and compensate the Non-Breaching Party for any losses incurred by the breach.

3. The losses of the Non-Breaching Party that shall be compensated by the Breaching Party include direct economic losses and any foreseeable indirect losses and extra expenses incurred by the breach, including without limitation, the attorneys’ fee, litigation and arbitration fee, financial expense and travel charge.

Article 11 Dispute Resolution and Governing Law

1. With regard to disputes arising out of the interpretation and performance of the terms hereunder, the Parties shall resolve the disputes through consultations in good faith.

2. In case no resolution can be made, the dispute shall be submitted to for Beijing Arbitration Commission in accordance with its arbitration rules then effective. The arbitration shall be conducted in Chinese. The arbitration judgment shall be final and binding upon the Parties.

3. The termination, effectiveness, implementation and interpretation of this Agreement and resolution of disputes shall all be governed by laws of the PRC.

6 / 8

Article 12 Delivery of Notice

Notices relevant to this Agreement sent by one Party to the other shall be made in written form and delivered in person, or by fax, telegram, telex or email, or by registered mail (postage paid) or express mail. As to those delivered in person or by fax, telegram, telex or email, the delivery date shall be the date when it is sent; as to those delivered by registered mail (postage paid) or express mail, the delivery date shall be the third day after it is sent.

Article 13 Miscellaneous

1. This Agreement is written in Chinese with a English translation. In the event of any discrepancy between the two versions, the Chinese version shall prevail. This Agreement is made with two (2) original copies, with one (1) original to be retained by each Party hereto.

2. The Parties may amend and supplement this Agreement in the way of a written agreement. Amendment agreements and supplement agreements executed by the Parties are both part of this Agreement, having the same legal effect as this Agreement.

3. Matters not covered in this Agreement shall be determined by the Parties separately through consultations.

[No text below]

7 / 8

[Signature Page of OEM Cooperation Agreement]

IN WITNESS HEREOF, the Parties have caused this OEM Cooperation Agreement to be executed on the date and at the place first above written.

Party A:

Authorized Representative (Signature):

Party B: Rider Sports Fashion Limited (Seal)

Authorized Representative (Signature):

8 / 8